Exhibit 99.1

XG TECHNOLOGY CLOSES $4 MILLION PRIVATE PLACEMENT FINANCING

Additional Capital Plus Further Cost-Cutting Initiatives Position Company for Continued Near-Term Execution

SARASOTA, FL—May 29, 2018 — xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), whose IMT and Vislink brands are recognized as the global leaders in live video communications in the broadcast, law enforcement and defense markets, today announced that it completed a private placement of $4 million (before fees and other expenses associated with the transaction) in principal amount of 6% Senior Secured Convertible Debentures to institutional investors. The Debentures were issued pursuant to a Securities Purchase Agreement, dated May 29, 2018. The proceeds will be used primarily for working capital and general corporate purposes.

The senior secured Debentures rank senior to the Company’s existing and future indebtedness and bear interest at 6% per annum which shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after issuance.

Roger Branton, CFO and co-founder of xG Technology, said, “Together with recent cost cuts implemented to better cash flow the business, our unlevered balance sheet affords us an opportunity to use debt for our working capital needs going forward. This financing, with a conversion price of $1.00 some 40% above our current market price of $0.70, provides a means for us to raise capital in a manner far much less dilutive than an alternative equity offering would otherwise be. We are quite pleased with the continued advancement of xG’s business based on our recent changes and as further evidenced by our ability to use debt here as a more efficient part of our capital structure.”

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., acted as sole placement agent for the offering.

About xG Technology, Inc.

xG Technology’s IMT and Vislink brands are recognized as the global leaders in live video communications and are trusted suppliers to tier-1 customers in broadcast/sports/entertainment, and law enforcement/public safety/defense markets. Their products are recognized for high levels of performance, reliability, build quality, extended operating ranges and compact form factors. In the broadcast, sports and entertainment sectors, IMT and Vislink provide high-definition communication links to reliably capture, transmit and manage live event footage. In the law enforcement, public safety & defense markets, IMT and Vislink provide secure video communications and mission-critical solutions to local, national and international agencies and organizations. More information can be found at www.imt-solutions.com and www.vislink.com.

xG is also the developer of xMax, a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. xMax was specifically designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations. This makes it a compelling solution for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/system-overview/. In addition to the above business lines, xG has a dedicated Federal Sector Group (xG Federal) focused on providing next-generation spectrum sharing solutions to national defense, scientific research and other federal organizations. Additional information about xG Federal can be found at http://www.xgtechnology.com/technology/xg-federal/.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

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For More Information

xG Technology: Daniel Carpini 941-953-9035 daniel.carpini@xgtechnology.com	Investor Relations: John Marco/CORE IR 516-222-2560 johnm@coreir.com